Exhibit 24

EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Form 3 and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of the shares of common stock of ZOSANO PHARMA CORPORATION.  The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.  The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

March 27, 2017	AMZAK CAPITAL MANAGEMENT, LLC

	By:	/s/ Michael Kazma
Michael Kazma
President

/s/ Michael Kazma
MICHAEL KAZMA

/s/ Gerry Kazma
GERRY KAZMA